SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

          Filed by the Registrant / /
          Filed by a Party other than the Registrant /X/

          Check the appropriate box:

          / / Preliminary Proxy Statement

          / / Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))

          / / Definitive Proxy Statement

          /X/ Definitive Additional Materials

          / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION

           (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN
                                THE REGISTRANT)

          Payment of Filing Fee (Check the appropriate box):

          /X/ No fee required.

          / / Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

          / / Fee paid previously with preliminary materials.

          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:


                               [Advertisement]

          TO CONRAIL SHAREHOLDERS:

          HOW YOU CAN HELP INCREASE YOUR
          SHARE VALUE, LOWER YOUR RISK, AND SHORTEN
          YOUR WAIT -- IN UNDER 3 SECONDS.

          [Graphic: front and back of Norfolk Southern's proxy card with a circle around the words "AGAINST" and an "X" in the boxes next to them.]

          JOIN ALL THOSE VOTING AGAINST CONRAIL'S COERCIVE
          PROPOSALS.

          [Graphic:  checkmark above the words "VOTE AGAINST"]

          Norfolk Southern's $110 all-cash, all-shares offer -- with prompt payment through use of a voting trust -- is superior in every respect to the CSX deal. It's worth 23%* more, and it doesn't subject you to the substantial equity and regulatory risks involved in the coercive CSX deal. To preserve the benefits of Norfolk Southern's superior offer, vote AGAINST Conrail's proposals.
               ESOP participants: your vote is especially important since each vote represents several votes. Protect your interests; don't let the inferior CSX deal be forced upon you. Use your GREEN instruction card to instruct your Trustee to vote AGAINST Conrail's proposals.

                       PROTECT THE VALUE OF YOUR SHARES.
            VOTE NOW ON NORFOLK SOUTHERN'S GOLD PROXY CARD AGAINST
              CONRAIL'S PROPOSALS TO "OPT OUT" OF PENNSYLVANIA'S
             FAIR VALUE STATUTE AND TO ADJOURN THE SPECIAL MEETING.
                 BE SURE NORFOLK SOUTHERN RECEIVES YOUR PROXY
                              BEFORE DECEMBER 23

          [Norfolk Southern Logo]

          Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1-800-
          223-2064.  Banks and brokers call 212-440-9800.

          * Based on the closing price of CSX common stock on December 16, 1996.

          December 18, 1996


                                  [Mailgram]

          December 17, 1996

          Dear Conrail Shareholder:

          The Conrail Special Meeting is just six days away. YOUR VOTE WILL DETERMINE THE FUTURE VALUE OF YOUR INVESTMENT. Norfolk Southern's all-cash, all-shares offer, with prompt payment through a voting trust, is worth 23%* more than CSX's coercive deal and doesn't subject you to the substantial equity and regulatory risks of CSX's inferior deal (currently valued at about only $90* per share for the remaining Conrail shares).

          Remember: Institutional Shareholder Services ("ISS"), the nation's leading voting advisory service, has publicly stated that it is recommending to its clients that they vote AGAINST Conrail's Amendment Proposal and AGAINST its Adjournment Proposal.

          IT'S NOT TOO LATE TO PROTECT YOUR INVESTMENT

          To preserve your opportunity to receive the benefits of Norfolk Southern's superior offer, you must vote AGAINST Conrail's proposals today.

          Because time is short and your vote extremely important, we have established a method to enable you to vote by toll-free telephone. Please follow the simple instructions below.

          If you need any assistance with the last-minute voting of your shares, please call Georgeson & Company Inc, toll-free at 1-800-223-2064.

          Thank you for your support.

          Sincerely,

          NORFOLK SOUTHERN CORPORATION

          David R. Goode
          Chairman, President and
          Chief Executive Officer

          * Based on the closing price of CSX common stock on December 16, 1996.

          TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!

                                 INSTRUCTIONS

          1. Call Toll-Free 1-800-521-8454 between 8:00 a.m. and 12:00 midnight eastern time.

          2.   Tell the operator that you wish to send a collect
               ProxyGram to ID No. 4482, Norfolk Southern
               Corporation.

          3.   State your name, address and telephone number.

          4. State the bank or broker at which your shares are held and your control number as shown below:

                         Name:          <NA.1>
                         Broker:        <Broker>
                         Control Number:     <ControlNum>
                         Number of Shares:   <NumShares>




                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.,
                         TO BE HELD DECEMBER 23, 1996

               The undersigned hereby constitutes and appoints David R. Goode, Henry C. Wolf and James C. Bishop, Jr., and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders (the "Special Meeting") of Conrail to be held on December 23, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments, postponements or reschedulings of such Special Meeting, on all matters coming before the Special Meeting.

               This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to the voting of Common Shares, this Proxy will be vote AGAINST the proposals described below.

          Norfolk Southern Corporation strongly recommends a vote
          AGAINST both of the following proposals:

          1. The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

               (    ) AGAINST           (    ) FOR        (    ) ABSTAIN

          2. The Proposal of the Conrail Board of Directors to adjourn the Special Meeting.

               (    ) AGAINST           (    ) FOR        (    ) ABSTAIN

          In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                               [ADVERTISEMENT]

          [GRAPHIC:  Two joined railcar couplers]

                            WHY NORFOLK SOUTHERN IS
                         THE RIGHT PARTNER FOR CONRAIL.

        AMERICA WINS
        Norfolk Southern and Conrail make a perfect combination for shippers, consumers, shareholders and employees. Here's why:

        BALANCED COMPETITION
        Norfolk Southern and Conrail will provide balanced competition by creating a strong rail system to compete with CSX in the East. True competition means safe, economical service. It promotes innovation, economic development and job growth. It makes goods affordable. When Norfolk Southern and Conrail team up, major markets will enjoy a competitive alternative. The economies of New York, Baltimore, Dayton, Indianapolis, Philadelphia, Pittsburgh and other areas won't be hostage to one major railroad.

        MARKETING FLEXIBILITY
        With systems that extend one another, Norfolk Southern and Conrail will give shippers wide market access and smooth interchanges with other carriers -- in short, a transportation gateway to the world. The combined system will be competitive with trucks -- good news for the environment and for motorists on clogged and crumbling highways.

        SUPERIOR PERFORMANCE
        Norfolk Southern earns its reputation as America's most admired railroad.1 With the best-maintained infrastructure, highest efficiency and safest employees of all major railroads, it's no wonder automakers located eight out of 12 new assembly plants on our system and that this year alone 64 new industries located on our lines. Norfolk Southern and Conrail will build on successes like these.

        FINANCIAL STRENGTH
        Norfolk Southern's commitment to Conrail constituents is backed by a solid balance sheet and a century of sure-footed performance. We recently marked 15 consecutive quarters of year-over-year growth in earnings per share. We believe that together, the companies will have the resources to provide unmatched service for shippers, opportunity for employees and growth potential for investors.

        THE ISSUE OF FAIRNESS
        Conrail shareholders should have the right to choose Norfolk Southern's 100% cash offer, rather than having an inferior offer forced on them. Conrail employees would benefit by having their overfunded pension plan merged with Norfolk Southern's overfunded plan, rather than with a CSX plan that the U.S. government last week again put on its list of 50 companies with the largest unfunded pension liability.2 Under the CSX proposal, the cushion that Conrail employees have built up in their plan could be used to eliminate the shortfall in the CSX plan.

        WHAT YOU CAN DO
        A Norfolk Southern / Conrail combination is right for many reasons. As a Conrail shareholder, you can help make it a reality December 23 by saying NO to an inferior CSX/Conrail deal -- by voting AGAINST Conrail's proposal to "opt out" of Pennsylvania's fair value statute. Conrail ESOP participants can cast especially meaningful votes AGAINST, because each allocated share represents a voting interest by the participants equivalent to as many as seven shares. Remember, ESOP participants' votes are confidential.

        A WINNING FUTURE
        Your vote AGAINST will send a loud message. If you and a majority of the other shareholders vote AGAINST, Conrail's board will know you want a better deal. You can help usher in a winning future for railroads and those who depend on them, a future characterized by competition, growth, opportunity, peace of mind for retirees and basic rights for shareholders. You can help bring Norfolk Southern and Conrail together as partners for the 21st century.

                          [Norfolk Southern Logo]
        (c) 1996 Norfolk Southern Corp., Three Commercial Place,
                             Norfolk VA 23510-2191
                             http//www.nscorp.com

        1 FORTUNE, Annual Corporate Reputations Survey, March 4, 1996 2 Pension Benefit Guaranty Corp., Dec. 12, 1996

        Important: If you have any questions, please call our solicitor,
                    Georgeson & Company Inc., toll free at
              1-800-223-2064. Banks and brokers call 212-440-9800.